                                                 EXHIBIT 4.1 (c)

AMENDMENT NO. 3 dated as of December 1,
2006 (this “Amendment”) to the LOAN AND
SECURITY AGREEMENT dated as of July 15,
2003, as amended by Amendment No. 1 dated as of
March 16, 2004 and as further amended by
Amendment No. 2 dated as of December 15, 2005
(as the same may be further amended, supplemented
or otherwise modified, renewed or replaced from
time to time, the “Credit Agreement”), by and
between BELCREST CAPITAL FUND LLC, a
Massachusetts limited liability company (the
“Borrower”) and DRESDNER KLEINWORT
HOLDINGS I, INC. (formerly known as DRKW
HOLDINGS, INC.), a Delaware corporation, as
lender (the “Lender”).

WHEREAS, on July 15, 2003, the Borrower and the Lender entered into the
Credit Agreement pursuant to which the Lender made available to the Borrower a term loan in the aggregate principal amount of $722,000,000;

WHEREAS, on March 16, 2004, the Borrower and the Lender entered into
Amendment No. 1 to the Credit Agreement pursuant to which the Lender increased the amount of the term loan by an additional $80,000,000 to an aggregate principal amount of $720,000,000;

WHEREAS, the Borrower has requested the Lender to further increase the amount of the term loan by $100,000,000 to an aggregate principal amount of
$735,000,000;

WHEREAS, the Borrower has requested and the Lender has agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit
Agreement, as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the
Effective Date (as defined in Section 3 hereof) as follows:

(A) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.1 Loan. The Lender agrees, on the terms and conditions set forth herein, (i) to make (x) a Loan to the Borrower on the Closing Date in an aggregate principal amount of $722,000,000, (y) a Loan to the Borrower on March 16, 2004
in an aggregate principal amount of $80,000,000 and (z) a Loan to the Borrower on December 1, 2006 in an aggregate principal amount of $100,000,000 and (ii)
concurrently with any prepayment made by a Designated Fund under a loan facility provided by the Lender to such Designated Fund in connection with a transfer of assets from such Designated Fund to the Borrower, to make an additional Loan to the Borrower in an aggregate principal amount equal to the amount of such prepayment.”

(B) Section 2.2(b) of the Credit Agreement is hereby amended by deleting the figure “$720,000,000” and inserting the figure “$735,000,000” in lieu thereof.

(C) Section 2.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.4 Interest. Interest shall accrue on the unpaid principal amount of the Loan at the Interest Rate from and including the Closing Date (with respect to the loan made pursuant to Section 2.1(i)(x) hereof), March 16, 2004 (with respect to the loan made pursuant to Section 2.1(i)(y) hereof), December 1, 2006 (with respect to the loan made pursuant to Section 2.1(i)(z) hereof) or the date that a
Loan is made pursuant to Section 2.1(ii) (with respect to such loan made pursuant to Section 2.1(ii)), and in each case, to but excluding the date of any principal payment whether upon acceleration or otherwise. Interest accrued on the Loan shall be payable on each applicable Interest Payment Date and on any day on which the Loan is repaid whether due to acceleration or otherwise.
Notwithstanding anything in this Agreement to the contrary, the interest rate on the Loan shall in no event be in excess of the maximum interest rate permitted by
Applicable Law. All interest shall accrue daily and shall be calculated on the basis of a 360-day year and the actual number of days elapsed.”

SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants that:

(A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

(B) after giving effect to this Amendment, no Event of Default or
Default will have occurred and be continuing on and as of the date hereof.

SECTION 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the “Effective
Date”):

(A) the Lender shall have received executed counterparts of this
Amendment which, when taken together, bear the signatures of the Borrower and the
Lender;

(B) the Lender shall have received a new Note executed by the
Borrower in an aggregate principal amount of $735,000,000 to be exchanged for and replace the prior Note delivered by the Borrower in an aggregate principal amount of
$720,000,000;

(C) the Borrower shall have received from the Lender the prior Note in an aggregate principal amount of $720,000,000 for cancellation;

(D) the Lender shall have received the written opinion of counsel to the
Borrower, dated the date hereof and addressed to the Lender, in form and substance satisfactory to counsel to the Lender;

(E) the Lender shall have received such other documents as the Lender may reasonably request; and

(F) all legal matters incident to this Amendment shall be satisfactory to counsel to the Lender.

SECTION 4. Loan. Upon satisfaction of the conditions precedent set forth in
Section 3 hereof, the Lender shall make $100,000,000 available to the Borrower on
December 1, 2006 by causing an amount of same day funds in Dollars equal to
$100,000,000 to be disbursed via Federal Funds wire transfer to the Borrower’s account at the Custodian, ABA No. 011-001-438, Account No. 5821-5013 Control Wire, Re:
Belcrest Capital Fund LLC – 4931, or to such other account as to which the Borrower shall instruct the Lender in writing.

SECTION 5. Miscellaneous.

(A) Capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Credit Agreement.

(B) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

(C) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

(D) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

(E) This Amendment shall constitute a Fundamental Document.

(F) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

Borrower:

BELCREST CAPITAL FUND LLC, as Borrower

By: EATON VANCE MANAGEMENT, as
Manager

By:                     /s/ Andrew Frenette
Name:                Andrew Frenette
Title:                   Vice President
Address:             The Eaton Vance Building
                          255 State Street
                          Boston, Massachusetts 02109
Telephone No.:  (617) 482-8260
Telecopier No.: (617) 482 3836

Lender:

DRESDNER KLEINWORT HOLDINGS I, INC.,
as Lender

By:                     /s/ Neil Winward
Name:                Neil Winward
Title:                   President
Address:            1301 Avenue of the Americas
                          New York, New York 10019
Telephone No.:  (212) 969-7909
Telecopier No.: (212) 969-7850

ACKNOWLEDGED AND ACCEPTED

Investment Manager:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, successor-by-merger to Wells
Fargo Bank Minnesota, National Association, as
Investment Manager

By:                     ________________________
Name:
Title:
Address:             Sixth Street and Marquette Avenue
                          MAC N9311-161
                          Minneapolis, MN 55479
                          Attention: Corporate Trust
                          Services/Asset-
                          Backed Administration
Telephone No.:  (612) 667-8058
Telecopier No.: (617) 667-3539